UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Section §240.14a-12

Kopin Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED JANUARY 10, 2020

KOPIN CORPORATION

125 North Drive, Westborough, Massachusetts 01581

January     , 2020

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders of Kopin Corporation, to be held at 9:00 a.m. local time on Monday, March 2, 2020, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110.

In connection with the Special Meeting, you will be asked to consider and vote on certain stockholder proposals, which are more fully described in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, we urge you to read the proxy statement (and any documents incorporated into the proxy statement by reference) and consider such information carefully before voting. The attached Notice of Meeting and the Proxy Statement describe the business to be considered and acted upon by the stockholders at the special meeting. Please review these materials and vote your shares.

The Board of Directors unanimously recommends that our stockholders vote “FOR” all of the proposals presented in the proxy statement.

Your vote is very important. Even if you plan to attend the Special Meeting, if you are a holder of record of common stock please submit your proxy by mail, Internet or telephone as soon as possible to make sure that your shares are represented at the Special Meeting, or you may submit your proxy in person at the Special Meeting. If you hold your shares of common stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.

Our Board of Directors encourages your participation in Kopin Corporation’s electoral process and, to that end, solicits your proxy with respect to the matters described in the Notice of Meeting and the Proxy Statement. You may submit your proxy by completing, dating and signing the enclosed Proxy Card and returning it promptly in the enclosed envelope. You may also vote by telephone or over the Internet, as described in the Proxy Statement. You are encouraged to vote by mail, telephone or over the Internet even if you plan to attend the special meeting.

Sincerely,

JOHN C.C. FAN Chairman

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED JANUARY 10, 2020

KOPIN CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Monday, March 2, 2020

Time:	9:00 a.m. (local time)

Place:	Morgan, Lewis & Bockius LLP
One Federal Street
Boston, Massachusetts 02110

Notice is hereby given that a special meeting (the “Special Meeting”) of stockholders of Kopin Corporation (the “Company”) will be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, on Monday, March 2, 2020, at 9:00 a.m., local time.

At this meeting, you will be asked to:

1.

Approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $.01 per share, by a ratio of between one-for-two and one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment; and

2.	Approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the above proposal.

The close of business on January 13, 2020 has been established as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. As of the record date, there were [●] shares of our common stock issued and outstanding and entitled to vote. Holders of shares of our common stock are entitled to one vote for each share owned as of the record date on all matters to come before the Special Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting constitutes a quorum for the transaction of business at the Special Meeting. A list of the stockholders of record as of the record date will be available for inspection by stockholders, for any purpose germane to the Special Meeting, at the Company’s offices during normal business hours for a period of 10 days prior to the Special Meeting. The list will also be available for inspection by stockholders at the Special Meeting.

All stockholders are invited to attend the Special Meeting in person.

Regardless of whether you plan to attend the Special Meeting, we hope you will vote as soon as possible. If you are a holder of record of common stock, you may vote in person at the Special Meeting or by mail, Internet or telephone by following the instructions on the enclosed proxy card or voting instruction card. Voting by written proxy or voting instruction card will ensure your representation at the Special Meeting regardless of whether you attend in person. If you hold your shares of common stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: Morrow Sodali, toll free at 1-800-662-5200.

By Order of the Board of Directors,

JOHN C.C. FAN Chairman

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on Monday, March 2, 2020:

We have elected to provide access to our proxy statement and form of proxy both by sending you this full set of proxy materials and by notifying you of the availability of these proxy materials on the Internet. This proxy statement and form of proxy are available free of charge at our website www.proxyvote.com.

KOPIN CORPORATION

125 North Drive

Westborough, Massachusetts 01581

PROXY STATEMENT

This proxy statement and an accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Kopin Corporation (the “Company”) for use at a special meeting of stockholders (the “Special Meeting”) to be held on Monday, March 2, 2020, and at any adjournments, continuations or postponements thereof. The approximate date this proxy statement and the accompanying proxy card are being first mailed to stockholders is on or about January     , 2020. The Special Meeting will be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 on Monday, March 2, 2020, at 9:00 a.m. local time.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the proposals being considered at the Special Meeting that is important to you. You should carefully read this proxy statement in its entirety, and any other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting.

The Special Meeting

The Special Meeting of Stockholders of Kopin will be held at 9:00 a.m. local time on Monday, March 2, 2020, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110. At the Special Meeting, you will be asked to consider and vote upon:

1.

A proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $.01 per share, by a ratio of between one-for-two and one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment (“Proposal 1”).

2.	A proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal 2”).

We will also transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The close of business on January 13, 2020 has been established as the record date (“Record Date”) for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. Only stockholders at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one vote on each matter submitted to the stockholders at the Special Meeting for each share of our common stock held by such stockholder as of the Record Date. At the close of business on the Record Date, there were [●] shares of our common stock issued and outstanding and entitled to vote at the Special Meeting, held by [●] holders of record.

Voting Instructions

Stockholders may vote by completing the enclosed proxy card and mailing it in the envelope provided, by using the toll-free telephone number provided on the proxy card, over the Internet, or in person at the Special Meeting. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on March 1, 2020. Any proxy submitted prior to the Special Meeting may be revoked at any time before it is voted by written notice of revocation received by the Secretary of the Company prior to the Special Meeting, by delivering a later dated proxy in accordance with the instructions on the enclosed proxy, by voting in person at the Special Meeting or by revoking a written proxy by request in person at the Special Meeting. If the proxy submitted is not so revoked, the shares represented by such proxy will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals that may properly come before the Special Meeting. If you need assistance changing or revoking your vote, please call the Company’s proxy solicitor, Morrow Sodali, toll free at 1-800-662-5200.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). NYSE rules allow brokers, banks and other nominees to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Both Proposal 1 and Proposal 2 are “routine” proposals. Therefore, if you do not instruct your broker, bank and other nominee how to vote, your broker, bank and other nominee will have discretionary authority to vote your shares on those proposals. A broker non-vote occurs when your bank or broker submits a proxy but does not vote on non-routine proposals, absent specific instructions from you. Given that both Proposal 1 and Proposal 2 are routine proposals and your broker, bank or other nominee will have discretionary authority to vote your shares on these proposals, we do not expect any broker non-votes at the Special Meeting.

Proposals to be Voted Upon at the Special Meeting

Proposal 1

We are proposing to amend Article Fourth of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of our common stock by a ratio of between one-for-two and one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment. The text of the proposed articles of amendment amending Article Fourth of the Certificate of Incorporation is attached as Appendix A and is incorporated into this proxy statement by reference.

Proposal 1 is not conditioned on the approval of any other proposal. If Proposal 1 is approved, the Board intends to implement Proposal 1 regardless of whether stockholders approve Proposal 2.

There are no specific plans, arrangements, undertakings or agreements to issue shares at this time, except as described in Proposal 1 below.

The Board unanimously recommends that you vote “FOR” Proposal 1.

Proposal 2

We are proposing to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

The Board unanimously recommends that you vote “FOR” Proposal 2.

Vote Required

Approval of Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote thereon. Approval of Proposal 2 requires the affirmative vote of a majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. For each of Proposal 1 and Proposal 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Record Date

The close of business on January 13, 2020 has been established as the Record Date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. As of the Record Date, there were [●] shares of our common stock issued and outstanding and entitled to vote. Holders of shares of our common stock are entitled to one vote for each share owned as of the Record Date on all matters to come before the Special Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting constitutes a quorum for the transaction of business at the Special Meeting.

Solicitations

All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by the Company. It is expected that solicitations will be made primarily by mail, but our directors, officers and other employees also may solicit proxies by telephone and in person, without additional compensation. Additionally, the Company has retained Morrow Sodali, a proxy solicitation firm, to assist in the solicitation of proxies. Morrow Sodali may solicit proxies on the Board’s behalf. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy materials to be sent to their principals, and we will reimburse such persons for their reasonable expenses in so doing.

Adjournment of the Special Meeting

The chairman of the Special Meeting or the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting of the time and place of the adjourned meeting.

PROPOSAL 1

AMENDMENT TO COMPANY CHARTER

TO EFFECT A REVERSE STOCK SPLIT

At the Special Meeting, stockholders will be asked to approve an amendment to Article Fourth of the Company Charter (the “Reverse Stock Split Amendment”) to effect a reverse stock split of Kopin’s issued and outstanding shares of common stock by a ratio of between one-for-two and one-for-twenty, inclusive (the “Reverse Stock Split”), with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment. A vote “FOR” Proposal 1 will constitute approval of the Reverse Stock Split Amendment and will grant the Board the authority to determine whether to implement the Reverse Stock Split and to select the Reverse Stock Split ratio out of the range approved by the Company’s stockholders at the Special Meeting. The Board expects to authorize the consummation of the Reverse Stock Split only if and to the extent necessary to regain and maintain compliance with the Nasdaq listing requirements, as further discussed under “Purpose” below. Upon the effectiveness of the Reverse Stock Split (the “split effective time”), the issued and outstanding shares of Kopin’s common stock immediately prior to the split effective time will be reclassified into fewer number of shares based on the Reverse Stock Split ratio selected by the Board.

The Reverse Stock Split, as more fully described below, will not change the number of authorized shares of common stock or the par value of Kopin’s common stock.

The description in this Proxy Statement of the proposed Reverse Stock Split Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Form of Amendment to the Certificate of Incorporation attached to this Proxy Statement as Appendix A.

Purpose

The sole purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split will likely be necessary to maintain the listing of our common stock on the Nasdaq Global Market. In the event that the Board, in its sole discretion determines to implement the Reverse Stock Split for such purpose, the Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the common stock.

Maintain our listing on the Nasdaq Global Market. Our common stock is traded on the Nasdaq Global Market. On October 9, 2019, the Company was notified by Nasdaq (the “Nasdaq Letter”) that it no longer satisfied the minimum bid price requirement for continued listing, of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). The Nasdaq Letter provided that the Company has 180 calendar days from the date therein to regain compliance (the “Expiration Date”). If the Company fails to regain compliance by the Expiration Date, the Company may be granted a second 180-day grace period, or until October 2, 2020 (the “Second Nasdaq Extension Period”), within which to comply with the Nasdaq minimum bid price requirement. During the compliance period, the common stock will continue to be listed and traded on the Nasdaq Global Market. If the Company does not regain compliance during the allotted compliance period, our common stock will be subject to delisting by Nasdaq. As of the date of this Proxy Statement, our stock price has not had a minimum bid price of at least $1.00 for at least ten (10) consecutive business days since the date of the Nasdaq Letter. In the event that our stock price satisfies the minimum bid price requirement of at least $1.00 for at least ten (10) consecutive business days without requiring the Reverse Stock Split, the Board may not implement the Reverse Stock Split.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our common stock from the Nasdaq Global Market. Delisting our common stock could adversely affect the liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board of Directors believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq Global Market by producing the immediate effect of increasing the bid price of our common stock.

Improve the marketability and liquidity of the common stock. In the event the Board elects to implement the Reverse Stock Split in order to avoid the delisting of our common stock from the Nasdaq Global Market, we also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing the Reverse Stock Split will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our common stock, is in the best interests of the Company and our stockholders. However, regardless as to whether or not the Board believes that implementing the Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of the Nasdaq. The Board expects that the Reverse Stock Split of our common stock will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Under applicable Nasdaq rules, to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on the Nasdaq Global Market, the $1.00 closing bid price must be maintained for a minimum of ten (10) consecutive business days. In determining whether to monitor bid price beyond ten business days, Nasdaq considers the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (iv) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the Reverse Stock Split is effected or that the market price per share after the Reverse Stock Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.

It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the stock split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock. The liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of common stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common stock. If this proposal is approved by the stockholders at the Special Meeting and the Board determines to effect the Reverse Stock Split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of common stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of common stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of common stock issuable under, and other terms of, our stock plans, as well as to the number of shares of common stock issuable under, and the exercise price of, our outstanding options and warrants.

Except for adjustments that may result from the treatment of fractional shares of common stock as described below, because the Reverse Stock Split would apply to all issued shares of our common stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. Moreover, the number of stockholders of record will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself would not change the number of authorized shares of our common stock. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized common stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of common stock that would be made available for issuance upon effectiveness of the Reverse Stock Split, other than pursuant to our existing At-the-Market Equity Offering Sales Agreement with Stifel, Nicolaus & Company, Incorporated dated February 8, 2019 and those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, convertible preferred stock, warrants and options, these additional shares of common stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•	raising capital to fund our operations and to continue as a going concern;

•	establishing strategic relationships with other companies;

•	providing equity incentives to our employees, officers or directors; and

•	expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of common stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to regain and maintain compliance with Nasdaq minimum bid price listing standard, which compliance will be the sole factor in determining the ratio of the Reverse Stock Split.

Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of the 2010 Equity Incentive Plan and legacy equity award plans (collectively, the “Plans”), the Board or a committee thereof, as applicable, will adjust the number of shares of common stock available for future grant under the Plans, the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares of common stock issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of common stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of common stock. The number of shares of common stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares of common stock.

Listing. Our shares of common stock currently trade on the Nasdaq Global Market. The Reverse Stock Split will not directly affect the listing of our common stock on the Nasdaq Global Market, although we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with Nasdaq’s minimum bid price listing requirement. Following the Reverse Stock Split, our common stock will continue to be listed on the Nasdaq Global Market under the symbol “KOPN,” although our common stock would have a new CUSIP number, a number used to identify our common stock.

“Public Company” Status. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of common stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of common stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 120,000,000 shares of common stock and 3,000,000 shares of blank check preferred stock. The Reverse Stock Split would not change the number of authorized shares of the common stock or blank check preferred stock as designated. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares of common stock remaining available for issuance by us in the future would increase.

Such additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares of common stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of common stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of common stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our common stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of common stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of common stock to issued shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares of common stock in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares of common stock are entitled to fractional shares of common stock as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of common stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that are applicable to United States holders (as defined below). It does not address any state, local or non-U.S. income or other tax consequences, or any U.S. federal estate, gift, or other non-income tax consequences. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury Regulations promulgated under the Internal Revenue Code, published rulings and procedures of the Internal Revenue Service, and court decisions, all as of the date hereof. These authorities are subject to change or differing interpretation, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion does not address all U.S. federal income tax consequences relevant to United States holders of common stock. In addition, it does not address consequences relevant to United States holders that are subject to special U.S. tax rules, including, without limitation, stockholders that are:

•	persons who do not hold their common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code;

•	brokers or dealers in securities;

•	banks or other financial institutions;

•	insurance companies;

•	“real estate investment trusts”;

•	“regulated investment companies”;

•	“S corporations”;

•	tax-exempt organizations;

•	governments, agencies or instrumentalities thereof, or entities they control;

•	partnerships, grantor trusts or other entities that are treated as pass-through entities for U.S. federal income tax purposes, and their owners;

•	persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

•	persons that have a functional currency other than the U.S. dollar;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•

persons who hold shares of common stock that may constitute “qualified small business stock” under Section 1202 of the Internal Revenue Code or “Section 1244 stock” for purposes of Section 1244 of the Internal Revenue Code;

•	persons who acquired their shares of stock in a transaction subject to the gain rollover provisions of Section 1045 of the Internal Revenue Code;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to common stock being taken into account in an “applicable financial statement” (as defined in the Internal Revenue Code);

•	persons deemed to sell common stock under the constructive sale provisions of the Internal Revenue Code;

•

persons who acquired their shares of common stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

•	certain expatriates or former citizens or long-term residents of the United States.

Stockholders subject to any of the special U.S. tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Reverse Stock Split.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding common stock or any other person not addressed by this discussion, you should consult your tax advisors regarding the tax consequences of the Reverse Stock Split.

Consequences to United States holders of the Reverse Stock Split — Generally.

A United States holder, as used herein, is a stockholder that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if either (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) are authorized to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, except for adjustments that may result from the treatment of fractional shares of common stock as described below, no gain or loss should be recognized by a United States holder upon such United States holder’s exchange of pre-Reverse Stock Split shares of common stock for post-Reverse Stock Split shares of common stock pursuant to the Reverse Stock Split. The aggregate adjusted basis of the post-Reverse Stock Split shares of common stock received should equal the aggregate adjusted basis of the pre-Reverse Stock Split shares of common stock exchanged for such new shares (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a United States holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the United States holder’s holding period for the post-Reverse Stock Split shares of common stock should include the period during which the United States holder held the pre-Reverse Stock Split shares of common stock surrendered. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the pre-Reverse Stock Split shares of common stock surrendered to the post-Reverse Stock Split shares of common stock received pursuant to the Reverse Stock Split. United States holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain, and a United States holder that receives a whole share of common stock in lieu of a fractional share of common stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the United States holder was otherwise entitled. The holding period for the portion of a share of common stock treated as a distribution or as to which a United States holder recognizes gain might not include the holding period of pre-Reverse Stock Split shares of common stock surrendered. United States holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

Accounting Consequences

Following the Effective Date of the Reverse Stock Split, if any, the net income or loss and net book value per share of common stock will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our common stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Computershare Trust Company, N.A., will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of common stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of common stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of common stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of common stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

•	If you hold registered shares of common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form.

•

If you are entitled to post-Reverse Stock Split shares of common stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of common stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock and equity awards granted to them under our equity incentive plans.

Vote Required

Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote thereon. Abstentions and broker non-votes, if any, will have the same effect as a vote against Proposal 1.

Board Recommendation

The Board has nominated and recommends that you vote “FOR” Proposal 1 to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of between one-for-two and one-for-twenty, inclusive.

PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

Overview

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Reverse Stock Split at the time of the Special Meeting (the “Adjournment Proposal”). We intend to move to adjourn the Special Meeting to enable our Board to solicit additional proxies for approval of the Reverse Stock Split if, at the Special Meeting, the number of shares present in person or by proxy and voting in favor of the proposal is insufficient to approve the proposal. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of either of the Reverse Stock Split.

Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Reverse Stock Split Amendment, such that the proposal would be defeated, we could adjourn the Special Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present.

If, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Required Vote

Proposal 2 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).

Board Recommendation

The Board recommends unanimously that stockholders vote “FOR” the approval to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below contains information, as of January 9, 2020, regarding the beneficial ownership of all those known to us to be a beneficial owner of more than 5% of our common stock as well as our directors and nominees, named executive officers and all of our executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percent(2)
John C.C. Fan	5,209,769	6.1
Scott Anchin	10,000	*
James K. Brewington	150,000	*
David E. Brook	293,760	*
Morton Collins(3)	329,500	*
Chi Chia Hsieh	266,000	*
Richard Osgood	30,000	*
Bor Yeu Tsaur	354,099	*
Richard A. Sneider	333,246	*
Hong Choi	380,506	*
Paul Baker	217,853	*

All directors and executive officers as a group (11 persons)	7,574,733	8.9
AWM Investment Company(4)	7,291,967	8.6
Goertek Inc.(5)	7,589,000	8.9

*	Less than 1%
(1)	Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(2)	Percentages are based on 84,933,532 shares of our common stock outstanding as of January 9, 2020.
(3)	Included within Mr. Collins’ beneficial ownership are 177,000 shares held in trusts for which he disclaims beneficial ownership.
(4)

Based on information set forth in a Schedule 13G/A filed by AWM Investment Company on February 13, 2019 and subsequent purchase of shares in the Company’s March 15, 2019 offering. AWM Investment Company’s business address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(5)	Based on the sale of 7,589,000 shares of our common stock on April 20, 2017 to Goertek Inc.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. We will pay Morrow Sodali a fee not to exceed $8,500 plus costs and expenses. In addition, Morrow Sodali and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

STOCKHOLDER PROPOSALS

The Nominating Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to Kopin Corporation, c/o Investor Relations, 125 North Drive, Westborough, MA 01581, and include the following:

•	The name and address of the stockholder and a statement that he, she or it is one of our stockholders and is proposing a candidate for consideration by the Nominating Committee;

•

The class and number of shares of our capital stock owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;

•	A description of the candidate’s business and educational experience;

•	The class and number of shares of our capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;

•

Information regarding each of the foregoing criteria the Board generally considers, other than the factors regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any of our customers, suppliers or competitors or any actual or potential conflict of interest;

•	A description of any relationship or understanding between the stockholder and the candidate; and

•	A written statement by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Under our By-laws, nominations for directors may be made only by or at the direction of the Board, or by a stockholder of record at the time of giving notice who is entitled to vote and delivers to Kopin Corporation written notice along with the additional information and materials required by our By-laws not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2020, we must receive this notice no earlier than January 9, 2020, and no later than February 8, 2020 to be eligible for consideration at the annual meeting in 2020. You can obtain, without charge, a copy of the By-laws by writing to Kopin Corporation, c/o Investor Relations, 125 North Drive, Westborough, MA 01581.

Under our By-laws, stockholders may present proposals other than director nominations that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 75 days prior to the first anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2020, pursuant to the requirements in our By-laws, we must receive such notice no earlier than February 23, 2020 and no later than April 9, 2020, to be eligible for consideration at the annual meeting in 2020.

Under Rule 14a-8 of the Exchange Act, stockholders must deliver proposals to Kopin Corporation not later than November 29, 2019 if the proposal is submitted for inclusion in our proxy materials for the annual meeting in 2020.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board has established a process for stockholders to send communications to our Board or any individual director. Stockholders may send written communications to the Board or any director to Kopin Corporation, Board of Directors, c/o Chief Financial Officer, 125 North Drive, Westborough, MA 01581.

DIRECTIONS TO THE SPECIAL MEETING

Offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110

From the North: From the North: From I-93 South and the Tobin Bridge, take Exit 23 (Purchase Street/South Station). Upon exiting, proceed on Purchase Street and turn right onto Pearl Street. Turn left onto Franklin Street, then turn right onto Federal Street. Proceed to One Federal Street. From the South: Take I-93 north to Exit 20 (Mass. Turnpike/South Station). Stay in left lane. While on this long ramp, follow the sign for South Station/Chinatown. Continue straight (Lincoln Street) and at the 3rd traffic light turn right onto Summer Street. Take next left onto High Street then take first left onto Federal Street. Proceed to One Federal Street. From the West: Take the Mass. Turnpike (I-90) to Exit 24-A (South Station), following signs for Atlantic Avenue. At the 3rd traffic light, turn left onto Summer Street. Continue on Summer Street through 2 traffic lights, turning right onto High Street then take first left onto Federal Street. Proceed to One Federal Street. From Logan Airport: Follow the “Exit” signs from the airport to the Sumner Tunnel. Stay in the left lane of the tunnel. At the end of the tunnel, bear left and follow signs for Government Center. Turn left onto Congress Street. Follow Congress Street to Purchase Street. Turn right onto Purchase Street. Follow Purchase Street to Summer Street. Turn right onto Summer Street. Turn right at the next set of lights (High Street). On High Street take first left onto Federal Street. Proceed to One Federal Street. From the MBTA Red Line, Amtrak, and Commuter Rail (South Station): Coming out of South Station onto Summer Street, cross Surface Road and walk straight on to Federal Street. Continue on Federal Street, eventually crossing over Franklin Street. One Federal Street is on the left side of the street.

GENERAL

We are not aware of any other matters other than the foregoing to be brought before the Special Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent according to their judgment.

By Order of the Board of Directors,

JOHN C.C. FAN Chairman

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

KOPIN CORPORATION

Kopin Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Kopin Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing the holders of Common Stock of said corporation to consider said amendment and to indicate their approval and adoption thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Article Fourth of the Restated Certificate of Incorporation of the Corporation be and it hereby is amended to add the following paragraph as follows:

“5. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock, either issued and outstanding or held by the corporation as treasury stock, in each case immediately prior to the Effective Time (the “Old Common Stock”), shall be automatically reclassified as and converted into [●] shares of Common Stock (the “New Common Stock”). No fractional shares of the New Common Stock shall be issued in connection with the reverse stock split. The corporation will pay cash in lieu of any fractional shares. Cash paid in lieu of any fractional shares shall be determined based on the average closing market price of the Old Common Stock on the Nasdaq Global Market (or if the Old Common Stock does not remain listed thereon, on the principal securities exchange or quotation service for the Old Common Stock, as determined by the Board of Directors of the corporation) for the ten trading days immediately preceding the day of the Effective Time. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock, shall from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment.”

RESOLVED: That except as expressly amended hereby no other aspect of such Article Fourth shall be modified hereby.

SECOND: That thereafter, pursuant to said resolutions of its Board of Directors, the holders of record of not less than a majority of the issued and outstanding shares of Common Stock, par value $.01 per share, of said corporation, representing not less than the minimum number of votes necessary to authorize and take the actions set forth therein, duly adopted said amendment at the Annual Meeting of Stockholders called for such purpose in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Kopin Corporation has caused this certificate to be signed by Richard A. Sneider, its Chief Financial Officer, this      day of [●], 2020.

KOPIN CORPORATION

BY:

KOPIN CORPORATION 125 NORTH DRIVE WESTBOROUGH, MA 01581

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1.

PROPOSAL TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK, PAR VALUE $.01 PER SHARE, BY A RATIO OF BETWEEN ONE-FOR-TWO AND ONE-FOR-TWENTY, INCLUSIVE, WITH THE EXACT RATIO TO BE SET AT A WHOLE NUMBER TO BE DETERMINED BY OUR BOARD OF DIRECTORS OR A DULY AUTHORIZED COMMITTEE THEREOF IN ITS DISCRETION, AT ANY TIME AFTER APPROVAL OF THE AMENDMENT.

		☐	☐	☐	NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

2.	PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL 1.	☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)				☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	[PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED JANUARY 10, 2020

KOPIN CORPORATION

Special Meeting of Stockholders

Monday, March 2, 2020 9:00 AM Local Time

This proxy is solicited by the Board of Directors of Kopin Corporation

The undersigned hereby appoints John C.C. Fan and Richard A. Sneider, and each of them individually, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to vote all the shares of our common stock of Kopin Corporation which the undersigned would be entitled to vote if personally present at a special meeting of stockholders to be held on Monday, March 2, 2020, at 9:00 a.m. local time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, or any adjournment thereof. This proxy hereby revokes all former proxies submitted by the undersigned stockholder.

THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS (1) AND (2).

If you vote over the internet or by telephone, please do not mail your proxy card. Your vote is important. Please vote immediately.

  Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side